UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

Repare Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Québec	001-39335	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7171 Frederick-Banting, Building 2 Suite 270 St-Laurent, Québec, Canada	H4S 1Z9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 412-7018

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, no par value	RPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 1, 2024, the Board of Directors of Repare Therapeutics Inc. (the “Company”) approved a strategic reprioritization of its research and development activities to focus its efforts on the advancement of the Company’s portfolio of four clinical programs (the “Plan”). As part of the Plan, the Company plans to reduce its overall workforce by approximately 25%, with the majority of the headcount reductions from the Company’s preclinical group, with affected employees notified on August 28, 2024.

The Company expects to recognize total charges in connection with the Plan in the range of approximately $1.5 million to $2.0 million, consisting of one-time cash charges for termination benefits. The Company expects that the implementation of the workforce reduction, including related-cash payments, will be substantially complete by the end of the third quarter of 2024.

Item 7.01	Regulation FD Disclosure.

On August 28, 2024, the Company issued a press release announcing the Plan. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The Company believes that its cash runway will be sufficient to fund its operations into the second half of 2026, which reflects estimated annual cost savings of approximately $15.0 million provided by implementation of the Plan and related workforce reduction.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and securities laws in Canada. All statements in this Current Report on Form 8-K other than statements of historical facts are “forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this Form 8-K include, but are not limited to, statements regarding: the Plan and its expected impact on the Company’s operations and financial position, including with respect to anticipated cost savings and the Company’s anticipated cash runway; and the Company’s future plans, including plans for its portfolio of clinical-stage oncology programs. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Current Report on Form 8-K. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the Company’s ability to implement the Plan as currently contemplated; the actual charges and cash expenditures associated with the Plan being higher than anticipated or changes to the assumptions on which the estimated charges and cash expenditures associated with the Plan are based; the Company’s ability to achieve projected cost savings in connection with the Plan; the Company’s failure to realize the expected benefits of the Plan and/or the Company experiencing unintended consequences from the Plan that may impact the Company’s business. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this Current Report on Form 8-K are identified in the section titled “Risk Factors” in the Company’s Annual

Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) and the Québec Autorité des Marchés Financiers (“AMF”) on February 28, 2024, and its other documents subsequently filed with or furnished to the SEC and AMF, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 6, 2024. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 28, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPARE THERAPEUTICS INC.

By:	/s/ Lloyd M. Segal
Lloyd M. Segal
President and Chief Executive Officer

Dated: August 28, 2024